November 29, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC  20549

Gentlemen:

       We have read the statements made by CornerCap Group of Funds (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, as part of the Fund's filing on Form N-SAR for the period ended November 30, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

                                          Very truly yours,



                                          /S/ TAIT, WELLER & BAKER

                                          Tait, Weller & Baker